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                                                                   Exhibit 10.02

                     TELOR OPHTHALMIC PHARMACEUTICALS, INC.

                              Employment Agreement

                                  June 6, 1996



John C. Garbarino
10 Barn Swallow Lane
Duxbury, MA 02332

         As a condition to the closing of that certain Agreement and Plan of Merger (the "Merger Agreement") dated February 22, 1996, as amended on April 30, 1996 and May 10, 1996 between Occupational Health + Rehabilitation Inc, a Delaware corporation ("OH+R") and Telor Ophthalmic Pharmaceuticals, Inc., a Delaware corporation (the "Company"), pursuant to which OH+R will merge with and into the Company, the Company will be the surviving corporation, the separate existence of OH+R will cease and the surviving corporation will continue under the name of "Occupational Health + Rehabilitation Inc" (the "Merger"), the Company has agreed to enter into an employment agreement with you. As part of the transactions contemplated by the Merger Agreement, and as an inducement for the Company to enter into the Merger Agreement, you have agreed to enter into such an employment agreement containing, among other things, restrictions on your ability to compete with the business of the Company for a period of time following your termination of employment. This Agreement shall become effective upon the consummation of the Merger.

         Accordingly, the Company agrees with you as follows:

         1. POSITION AND RESPONSIBILITIES.

         1.1 You shall serve in an executive capacity as President and Chief Executive Officer of the Company and shall perform such duties at such place or places as the Company shall designate.

         1.2 You will, to the best of your ability, devote your full time and best efforts to the performance of your duties hereunder and to the business and affairs of the Company. You agree to serve as a director, officer or both of the Company, if elected by the stockholders or the Board of Directors and to perform such executive duties as may be assigned to you by the Board of Directors from time to time.

         1.3 You will duly, punctually and faithfully perform and observe any and all rules and regulations which the Company may now or shall hereafter establish governing the conduct of its business.
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         2. TERM.

         2.1 The term of this Agreement shall be two (2) years commencing with the date hereof, provided this Agreement and your employment shall automatically terminate upon your death and may be terminated at any time as provided in
Section 2.2. At the end of such initial term and any subsequent terms, the term of this Agreement shall automatically be extended for additional one year terms until this Agreement is terminated in accordance with Section 2.2.

         2.2 The Company shall have the right, on written notice to you, to terminate this Agreement and your employment:

         (a) immediately for Cause (as defined in Section 2.4), or

         (b) subject to Section 2.5 hereof, at any time without Cause, or

         (c) subject to Section 2.5 hereof, in the event of your total disability which, in the reasonable opinion of the Board of Directors of the Company, renders you unable or incompetent to carry out your duties, responsibilities, and assignments for a period of 120 consecutive days or for a period of 120 days in any 12 month period.

         2.3 You shall have the right, on written notice to the Company, to terminate this Agreement and your employment if you "resign for just cause" which shall mean a resignation of your employment as a direct result of (a) a material breach by the Company of its obligations to you, provided that, if such breach is capable of remedy, a written notice within 60 days of such breach and opportunity to cure such breach shall be afforded the Company and, in such event, just cause shall exist if (i) the Company shall fail to cure such breach within a reasonable period of time not to exceed 15 days or (ii) if such breach is timely cured, the Company shall repeat such breach; or (b) a significant decrease in your duties or authority (except in connection with a termination pursuant to Section 2.2(a)), unless unanimously approved by the Board of Directors; provided that you have given the Company notice of such decrease within six months of its occurrence and provided further that it is understood that the transfer to a Chief Financial Officer of relevant duties and authority which are now undertaken by you shall not constitute a decrease hereunder.

         2.4 The term "Cause" shall mean:

         (a) the commission by you of an act of fraud or embezzlement against the Company or any of its subsidiaries, affiliates or employees or the commission by you of any other action with the intent to injure the Company;

         (b) your having been convicted of a felony; or

         (c) a material breach by you of this Agreement or Company rules or any material misconduct in the performance of your duties or any material neglect of your duties, as determined by the Board of Directors, provided that, if such breach, misconduct or neglect is capable of remedy, a written notice and opportunity to cure such breach, misconduct or neglect




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shall be afforded you and, in such event, Cause shall exist if (i) you shall fail to cure such breach, misconduct or neglect within a reasonable period of time not to exceed 15 days or (ii) if such breach, misconduct or neglect is timely cured, you shall repeat such breach, misconduct or neglect.

         2.5 In the event of the termination of this Agreement and your employment pursuant to Section 2.2(b), Section 2.2(c) or Section 2.3 hereof, the Company shall be obligated to pay to you as severance pay an aggregate amount equal to six months' basic salary at the time of termination, less applicable taxes and other withholding, payable in equal installments on the last day of each month commencing the last day of the month next following the date of termination and ending six (6) months thereafter.

         2.6 Other than as provided in Section 2.5 or as required by applicable law, upon termination of this Agreement, the Company shall not be required to pay for or provide any benefits under Section 3 of this Agreement (other than those due to the date of termination) or otherwise. On or before the date of termination of this Agreement, you shall have returned to the Company all records and other personal property of the Company in your possession.

         3. COMPENSATION AND BENEFITS.

         3.1 The Company shall pay to you for the services to be rendered hereunder an annual base salary of $180,000, payable in conformity with the Company's prevailing practices, subject to increase, but not decrease, in the discretion of the Board of Directors upon the annual review.

         3.2 You shall be entitled to an annual bonus pursuant to a plan to be approved by the Compensation Committee of the Board of Directors.

         3.3 You shall be entitled to paid vacation for four weeks in each calendar year and to paid public holidays, in accordance with the Company's policies in effect from time to time.

         3.4 The Company shall reimburse you for your reasonable out-of-pocket ordinary and necessary business expenses incurred in the performance of your duties hereunder and for which you properly account in accordance with the Company's procedures in effect from time to time.

         3.5 The Company shall pay to you a car allowance of $800 per month.

         3.6 You shall be eligible to participate in all employee benefit plans in effect from time to time generally for employees of the Company, including health, dental, life insurance and disability insurance plans and policies, and the Company's 401(k) plan and Section 125 plan.

         3.7 The Company may deduct and withhold from all compensation payable to you all amounts required to be deducted or withheld pursuant to any applicable laws or regulations, including, but not limited to, all applicable federal, state or local income tax and FICA.

         3.8 The Company will review annually the compensation and benefits provided to you pursuant to this Agreement.


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         4. CONFIDENTIALITY; INVENTIONS.

         4.1 You acknowledge that you have executed and are bound by the terms of the Confidentiality Agreement with the Company dated February 9, 1996 (the "Confidentiality Agreement").

         5. FORMER EMPLOYMENT.

         5.1 You represent and warrant that your employment by the Company will not conflict with and will not be constrained by any prior employment or consulting agreement or relationship. Subject to Section 5.2, you represent and warrant that you do not possess confidential information arising out of prior employment (other than with OH+R) which, in your best judgment, would be utilized in connection with your employment by the Company in the absence of
Section 5.2.

         5.2 If, in spite of the second sentence of Section 5.l, you should find that confidential information belonging to any former employer (other than OH+R) might be usable in connection with the Company's business, you will not intentionally disclose to the Company or use on its behalf any confidential information belonging to any of your former employers (other than OH+R); but during your employment by the Company you will use in the performance of your duties all information which is generally known and used by persons with training and experience comparable to your own and all information which is common knowledge in the industry or otherwise legally in the public domain.

         6. OTHER ACTIVITIES DURING EMPLOYMENT.

         6.1 Except with the prior written consent of the Company, you will not during the term of this Agreement undertake or engage in any other employment, occupation or business enterprise other than one in which you are an inactive investor. This provision shall not be deemed to preclude membership in professional societies, lecturing or the acceptance of honorary positions, or publishing newsletters or other forms of professional writings, provided such activities (a) do not interfere with your full-time employment by the Company,
(b) are not directly or indirectly competitive with the Company, and (c) are not adverse or antagonistic to the Company, its business or prospects, financial or otherwise.

         6.2 Except as permitted by Section 6.3, you will not acquire, assume or participate in, directly or indirectly, any position, investment or interest adverse or antagonistic to the Company, its business or prospects, financial or otherwise, or take any action towards any of the foregoing.

         6.3 During the term of your employment by the Company, you will not, directly or indirectly, whether as an officer, director, stockholder, partner, proprietor, associate, representative, or otherwise, become or be interested in any other person, corporation, firm, partnership or other entity whatsoever which directly competes with the Company, in any state where the Company does business, in any line of business engaged in (or planned to be engaged in) by the Company (or any successor to its business). This Section 6.3 shall not prohibit your


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ownership as a passive investor of an aggregate of not more than one percent
(1%) of the total stock or other equity interest of any other company, partnership or other entity.

         7. COVENANT NOT TO COMPETE.

         7.1 As a result of your position with the Company, you will have access to significant Confidential Information (as defined in Section 4 above). In addition, as an inducement for the Company to enter into the Merger Agreement, you have also agreed to certain restrictions upon your ability to compete with the business of the Company. Based on the foregoing, and in consideration thereof and of the payments to be made to you by the Company pursuant to this Agreement, for a period of six (6) months after the termination of your employment with the Company, absent the Company's prior written approval, you will not, within the states where the Company is then doing business or where the Company proposes to do business based on current negotiations or Company plans to which significant activities have been directed, directly or indirectly:

         (a) engage in activities for, nor render services to, nor have any ownership interest in, any firm or business organization which competes with the Company in any line of business engaged in (or planned to be engaged in) by the Company, whether now existing or hereafter established, nor shall you engage in such activities nor render such services to any other person or entity engaged or about to become engaged in such activities to, for, or on behalf of, any such firm or business organization;

         (b) solicit directly or indirectly on your behalf or for any other person, firm, partnership, corporation or any other entity any "Clients of the Company" which, for the purposes of this Agreement, shall include any person, firm, partnership, corporation or any other entity to whom or to which the Company has provided any service whatsoever within a period of twelve months prior to the termination of your employment or to whom or to which the Company is actively marketing to provide any service at the time of the termination of your employment;

         (c) solicit employees of the Company to leave its employ or offer or cause to be offered employment to any person who is employed by the Company at any time during the six months prior to the termination of your employment with the Company;

         (d) entice, induce or encourage any of the Company's other employees to engage in any activity which, were it done by you, would violate any provision of Section 4 or this Section 7; or

         (e) otherwise attempt to interfere with or disrupt the business or activities of the Company.

         7.2 Upon your written request to the Company specifying the activities proposed to be conducted by you, the Company may in its discretion give you written approval(s) to personally engage in any activity or render services referred to in Section 7.l upon receipt of written assurances (satisfactory to the Company and its counsel) from you and from your prospective employer(s) that the integrity of the provisions of Section 4 and Section 7.l will not in any way be

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employer(s) that the integrity of the provisions of Section 4 and Section 7.1 will not in any way be jeopardized or violated by such activities, provided the burden of so establishing the foregoing to the satisfaction of the Company and said counsel shall be upon you and your prospective employer(s).

         8. REMEDIES. Notwithstanding any other provision of this Agreement, your duties under Section 4 and Section 7 shall survive any termination of this Agreement and your employment with the Company. You acknowledge that a remedy at law for any breach or threatened breach by you of the provisions of Section 4 or
Section 7 would be inadequate and you therefore agree that the Company shall be entitled to injunctive relief in case of any such breach or threatened breach.

         9. MISCELLANEOUS.

         9.1 This Agreement and the rights and obligations of the parties hereto shall bind and inure to the benefit of any successor or successors of the Company by reorganization, merger or consolidation and any assignee of all or substantially all of its business and properties, but, except as to any such successor or assignee of the Company, neither this Agreement nor any rights or benefits hereunder may be assigned by the Company or you.

         9.2 In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If, moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

         9.3 Any notice which the Company is required or may desire to give to you or you are required or may desire to give to the Company shall be in writing, addressed if to you at the address of record with the Company and if to the Company at its principal office or at such other address as a party may from time to time designate in writing and shall be (a) delivered by hand, in which case, notice is effective upon delivery, (b) made by facsimile transmission or other electronic means, in which case, notice is effective at the time receipt thereof has been acknowledged by electronic confirmation or otherwise, (c) sent by recognized overnight courier, in which case, notice is effective on the next business day following the date such notice is delivered to the courier service, or (d) sent by registered or certified mail, return receipt requested, postage prepaid, in which case, notice is effective on the fifth business day following the date such mailing is made.

         9.4 If either party shall waive any breach of any provision of this Agreement, he or it shall not thereby be deemed to have waived any preceding or succeeding breach of the same or any other provision of this Agreement.


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         9.5 The headings of the sections hereof are inserted for convenience only and shall not be deemed to constitute a part hereof nor to affect the meaning hereof.

         9.6 This Agreement shall be governed by, and construed and enforced in accordance with, the law of the Commonwealth of Massachusetts.

         9.7 The foregoing, together with the Confidentiality Agreement, is the entire agreement of the parties with respect to the subject matter hereof and may not be amended, supplemented, cancelled or discharged except by written instrument executed by both parties hereto. This Agreement supersedes any and all prior agreements between the Company and you with respect to the matters covered hereby.

         9.8 This Agreement may be executed in counterparts, each of which when so executed and delivered shall constitute a complete and original instrument but all of which together shall constitute one and the same agreement, and it shall not be necessary when making proof of this Agreement or any counterpart thereof to account for any other counterpart.

         If you are in agreement with the foregoing, please so indicate by signing and returning the enclosed copy of this letter.

                            TELOR OPHTHALMIC PHARMACEUTICALS, INC.



                            By  /s/ John K. Herdklotz
                               -------------------------------------------------

                            Name  John K. Herdklotz

                            Title  President and Acting Chief Executive Officer

Accepted and agreed:



/s/ John C. Garbarino
- -------------------------
John C. Garbarino



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